UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 29, 2009
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
     On June 29, 2009, Ucyclyd Pharma, Inc. (“Ucyclyd “), a wholly-owned subsidiary of Medicis Pharmaceutical Corporation, and Hyperion Therapeutics, Inc. (“Hyperion”) entered into a second amendment (the “Second Amendment”) to their existing Collaboration Agreement (the “Agreement”), which was initially entered into on August 23, 2007 and first amended on November 24, 2008. As previously disclosed, under the original Agreement Hyperion is required to pay Ucyclyd royalties and regulatory and sales milestone payments in connection with certain licenses that would be granted to Hyperion upon its exercise of buyout rights granted to it with respect to Ucyclyd’s product referred to as “GT4P.” In connection with Hyperion obtaining additional venture financing, Ucyclyd agreed in the Second Amendment to restructure the royalty and milestone payments in exchange for Hyperion having agreed to issue five percent of its fully-diluted common stock to Ucyclyd. In addition, pursuant to the Second Amendment Ucyclyd agreed to provide seller financing in the event that Hyperion exercises its buyout rights with respect to GT4P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2009	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary